Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Primech Holdings Pte. Ltd.

We consent to the inclusion in the foregoing Amendment No. 7 to Registration Statement on Form F-1 (File No. 333-264036) of our report dated November 14, 2022, relating to the consolidated financial statements of Primech Holdings Pte. Ltd. as of March 31, 2022 and 2021 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company

Los Angeles, California

February 14, 2023